Exhibit 9


          THE SECURITIE'S REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS. THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.


                                             Date of Issuance: December 17, 2003

                               VITAL LIVING, INC.
                             Stock Purchase Warrant
                         (Void after December 16, 2008)


         Vital Living, Inc., a Nevada corporation (the "Company"), for value received, hereby certifies and agrees that SkyePharma PLC or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the "Date of Issuance") and on or before December 16, 2008 at not later than 5:00 p.m. New York time (such date and time, the "Expiration Time"), One Million (1,000,000) duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at an initial exercise price equal to $1.00 per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively. The term "Warrant" as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

         This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated December 15, 2003, by and among the Company and certain investors set forth therein (the "Securities Purchase Agreement").

         The Warrant Shares are entitled to the benefits of that certain registration rights agreement, dated as of December 15, 2003, between the Company and certain investors named therein (the "Registration Rights Agreement").

1. Exercise.

     1.1 Method of Exercise

         (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the "Notice of Exercise") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company set forth in Section 12 hereof, or at such other office or agency as the Company may designate in writing pursuant to Section 12 hereof (the "Company's Office"), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.

         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the appropriate Annex form shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1.1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Improper or late payment of the Exercise Price shall not affect the effectiveness of the election to exercise. In the event that the Company has sent a Redemption Notice and the Holder has sent a Notice of Exercise but it is deemed by the Company to be deficient, by reason of a missing Warrant, improper execution or otherwise, the Company shall promptly notify the Holder and use its best efforts to assist the Holder to ensure that the Holder is able to convert prior to redemption, including without limitation by providing a substitute Warrant.

         (c) As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

              (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

              (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 3 hereof or received pursuant to Section 1.2 hereof.

         1.2 Exercise by Surrender of Warrant. At any time after the Target Effective Date when the Registration Statement (as such terms are defined in the Registration

Rights Agreement) is not effective, in addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, the Warrant may be exercised by surrendering the Warrant in the manner specified in this Section 1, together with irrevocable instructions to the Company to issue in exchange for the Warrant the number of shares of Common Stock equal to the product of (x) the number of Warrant Shares multiplied by (y) a fraction, the numerator of which is the Market Value (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Value. As used herein, the phrase "Market Value" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last ten (10) Trading Days, in either case as officially reported by the principal securities exchange or "over the counter" (including on the pink sheets or bulletin board) exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or sold "over the counter," the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. "Trading Day" shall mean a day during which trading in securities generally occurs in the applicable securities market or on the principal securities exchange or bulletin board on which the Common Stock is then traded, listed or quoted.

         2. Shares to be Fully Paid; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens, duties and charges with respect thereto and, in addition, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants that, from and after the Date of Issuance and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take any and all corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

         3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Company's Common Stock which would be issuable upon exercise of this Warrant.

         4. Requirements for Transfer.

              (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

              (b) Warrant Agent. The Company may, by written notice to the Registered Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a) hereof, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

              (c) Transfer. Subject to the provisions of this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the "Assignment") at the principal office of the Company.

              (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and limitations on assignments and transfers as contained in this Section 4, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

         5. Adjustment. The number of Warrant Shares purchasable hereunder and Exercise Price shall be subject to adjustment in accordance with the following provisions:

              (a) Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, other than the issuances or sales referred to in Sections 5(b) - (e) and (j) hereof, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Exercise Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation.

         For the purposes of this Section 5 the term Exercise Price shall mean the Exercise Price per share set forth on the first page of this Warrant, as adjusted from time to time pursuant to the provisions of this Section 5.

         For  purposes of any  computation  to be made in  accordance  with this
Section 5(a), the following  provisions shall be applicable:

                   (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services) less any amounts payable to the security holders or their affiliates, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

                   (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company, whose good faith determination shall be described in a resolution of the Board of Directors.

                   (iii) Shares of Stock issuable by way of dividend or other distribution on any capital stock of the Company (other than Common Stock) shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                   (iv) The  reclassification of securities of the Company other than shares of Common  Stock into  securities  including  shares of Common Stock shall be deemed to involve the issuance of such shares of Stock for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in Section 5(a)(ii).

              (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Stock, or issue any securities convertible into or exchangeable for shares of Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 5(a) hereof, provided that the aggregate maximum number of shares of Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrant), if any, received by the Company for such options, rights or warrants. The aggregate maximum number of shares of Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Stock in accordance with the terms of the Warrant) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this subsection, or in the price per share at which the securities referred to in this subsection are exchangeable, such options, rights or warrants or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such exchangeable securities.

              (c) Subdivision and Combination. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Stock subject to acquisition hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Stock subject to acquisition hereunder into a lesser number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased.

              (d) Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidativon, merger or sale or conveyance, adequate provision will be made whereby the Registered Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore subject to acquisition upon the exercise of this Warrant, the greatest number or amount of shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore subject to acquisition and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make all necessary or appropriate lawful provisions to ensure that the provisions of this Warrant including the Exercise Price will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such consolidation, merger, amalgamation, reorganization or reclassification, conveyance, sale, transfer or lease, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or sale or conveyance, shall assume by written instrument executed and mailed or delivered to each Registered Holder of the Warrants at the last address of such holder appearing on the books of the Company, the obligation to assume the Warrant and upon exercise deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to receive.

              (e) Adjustment for Reorganization or Recapitalization. If, while this Warrant remains outstanding and has not been exercised, there shall be a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in this Section 5), all necessary or appropriate lawful provisions shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization or recapitalization if this Warrant had been exercised immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section
5. If the per share consideration payable to the Registered Holder for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. Appropriate adjustment shall be made in the application of the provisions of this Warrant (including adjustment of the Exercise Price and number of shares into which this Warrant is then exercisable pursuant to the terms and conditions of this Warrant) with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such transaction upon exercise of this Warrant.

              (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price or the number of shares for which this Warrant is exercisable, then and in each such case the Company shall give notice thereof to the Registered Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

              (g) Adjustment in Number of Securities and Exercise Price. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. To the extent permitted by applicable law, the Company from time to time may decrease the Exercise Price or increase the number of shares for which this Warrant shall be exercisable by any amount for any period of time if the Board of Directors shall have made a determination that such decrease or increase would be in the best interests of the Company, which determination shall be conclusive.

              (h) Definition of Stock. For the purpose of this Agreement, the term "Stock" shall mean (i) the class of stock designated as Common Stock in the Amended and Restated Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

              (i) Other Definitions. For the purpose of any computation under this Section 5 the "Market Price" shall be with respect to any day (i) the average of the closing bid and asked share prices quoted for the Common Stock on the NASD Over-the-Counter Bulletin Board for the ten (10) Trading Days immediately preceding such date or (ii) if the Common Stock is then traded on a national securities exchange or The Nasdaq Stock Market or, the average of the high and low sale prices of the Common Stock reported on The Nasdaq Stock Market or such national securities exchange for the ten (10) Trading Days immediately preceding such date. If the Market Price cannot be calculated as of such date on either of the foregoing bases, the Market Price shall be the fair market value as determined on a reasonable basis and in good faith by the Board of Directors of the Company. When used with respect to any issuance or distribution, the date of measurement of the Market Price shall be the first date on which the Common Stock trades in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution. "Trading Day" shall mean a day during which trading in securities generally occurs in the applicable securities market or on the principal securities exchange or bulletin board on which the Common Stock is then traded, listed or quoted.

              (j)  No  Adjustment  of  Exercise  Price  in  Certain  Cases.   No
adjustment  of the Exercise  Price shall be made:

                   (i) Upon issuance or sale of this Warrant or Warrant Shares, or the other Warrants and Warrant Shares issued in connection herewith, or shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the date hereof.

                   (ii) Upon the issuance or sale of any shares of capital stock, or the grant of options or warrants exercisable therefor, issued or issuable after the date of this Warrant, to directors, officers, employees, advisers and consultants of the Company or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan, consulting agreement, stock appreciation right, stock depreciation right, bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors.

                   (iii) Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration in a bona fide business acquisition or strategic transaction by the Company, other than in connection with a financing transaction.

                   (iv) Upon the issuance of any shares of capital stock to satisfy (a) interest or dividend obligations on the Company's preferred stock existing on the date hereof; or (b) obligations to pay penalties for failure to comply with registration requirements.

              (k) Minimum Adjustment. If the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon exercise of this Warrant, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon exercise of this Warrant.

              (l) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income or other taxes required by law to be paid by the holder) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of this Warrant, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant so exercised was registered.

         6. No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith carry out all such terms and take all such actions as may be reasonably necessary or appropriate in order to protect the rights herein of the holder of this Warrant against dilution or other impairment.

         7. Liquidating Dividends and Other Distributions. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend") or otherwise distributes to its stockholders any assets, properties, rights, evidence of indebtedness, securities whether issued by the Company or by another, or any other thing of value, then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, either or both of, as the case may be (i) the Liquidating Dividend that would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined and (ii) the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Registered Holder would have been entitled to receive at the time of such distribution as if the Warrant had been exercised immediately prior to such distribution.

         8. Redemption. This Warrant may be redeemed by the Company, in whole but not in part, at its sole option, commencing December 17, 2004, upon not less than twenty (20) business days' prior written notice as provided in Section 12 hereof ("Redemption Notice") to the Registered Holder, at the redemption price of $0.01 per share for every share of Common Stock purchasable upon exercise hereof at the time of such redemption, if the last sale price of a share of Common Stock is at least $3.00 for the 10 consecutive trading days ending on the day prior to the day on which notice of redemption is given to the Registered
Holder. The sending of the Redemption Notice shall not affect the Registered Holder's ability to exercise the Warrant at any time prior to the date of redemption. On and after the date of redemption, the holder shall only have the right to receive $0.01 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

         9. Notices of Record Date,  Etc. In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. The Company will cause such notice to be mailed at least twenty (20) business days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder.

         10. No Rights of Stockholders. Subject to other Sections of this Warrant, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

         11. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         12. Mailing of Notices, Etc.

                   (i) All notices, requests, consents, and other communications in connection with this Warrant shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent via a reputable overnight courier service guaranteeing next business day delivery in the Holder's country or region, or (iii) on actual receipt if delivered by telecopier, in each case delivery shall be made to the intended recipient as set forth below:

             If to the Company:

             Vital Living, Inc.
             5080 North 40th Street
             Suite 105
             Phoenix, AZ 85018
             Telecopier No.: (602) 952-7129
             Attention: Stuart A. Benson, President (e-mail: cafestu@aol.com)

             With a copy to:

             Graubard Miller
             600 Third Avenue
             New York, New York 10016
             Telecopier No.: (212) 818-8881
             Attention: David Alan Miller, Esq. (e-mail: dmiller@graubard.com)

             If to the Registered Holder:

             To the address set forth in the Warrant Register as described in
             Section 4 hereof

                   (ii) All notices and other communications from the Company to the Registered Holder of this Warrant shall be (x) mailed by first-class certified or registered mail, postage prepaid, and (y) sent by telecopier delivery, to the address and telecopier number furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. In the case of a Redemption Notice pursuant to Section 8, such notice shall be provided by (x) telecopier delivery and (y) courier or hand delivery, and not by first class certified or registered mail as prescribed above. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company's office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

         13. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

         16. Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

         17. Certificate. Upon request by the Registered Holder of this Warrant, the Company shall promptly deliver to such holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding shares of capital stock, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such capital stock or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of this Warrant, and a certificate of the accuracy of the statements set forth therein.

         18. Supplements and Amendments. The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

         19. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

         20. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of the Warrant Certificate any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of the Warrant Certificate.

         IN WITNESS WHEREOF, VITAL LIVING, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated on the day and year first written above.

                                         VITAL LIVING, INC.


                                         By: /s/ Stuart A. Benson
                                             -----------------------------------
                                             Name:   Stuart A. Benson
                                             Title:  President

                                     ANNEX A

                             NOTICE OF EXERCISE FORM

To:                                                           Dated:


         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock ("Common Stock"), $.001 par value per share, of Vital Living, Inc. ("Company") and encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

                                       or

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ____________ shares of common stock ("Common Stock"), $.001 par value per share, of Vital Living, Inc. ("Company") by surrender of the unexercised portion of the attached Warrant (with a "Market Value" of $____).

         The undersigned hereby represents, warrants to, and agrees with, the Company that:

              (i) He is acquiring the Warrant Shares for his own account and not with a view towards the distribution thereof;

              (ii) He has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 12 months and all reports issued by the Company to its stockholders;

              (iii) He understands that he must bear the economic risk of the investment in the Warrant Shares, which cannot be sold unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Warrant Shares for sale under the 1933 Act;

              (iv) He is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                                              Signature:

                                              Address:

                                     ANNEX B

                                 ASSIGNMENT FORM

         FOR VALUE  RECEIVED,  _________________________________  hereby  sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                     Address                       No. of Shares
----------------                     -------                       -------------



                                        Dated:

                                        Signature:

                                        Dated:

                                        Witness: